UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

Trio Petroleum Corp
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, Suite 304

Malibu, CA 90265

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Payable to Robin Ross, the Company’s Chief Executive Officer

On June 2, 2026, the Compensation Committee of Trio Petroleum Corp (the “Company”), in recognition of Robin Ross’s significant contributions to the Company, since he was appointed the Chief Executive Officer of the Company, authorized and approved a further increase in his base salary from a rate of $400,000 per year to $600,000 per year, effective as of June 1, 2026. Additionally, the Compensation Committee also authorized and approved a one-time award of 1,500,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) to Mr. Ross, pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). In addition, the annual discretionary cash bonus to which Mr. Ross is entitled was increased from a maximum of 100% to 200% of his annual base salary actually received in the applicable year. The terms of the increase in Mr. Ross’s compensation and the one-time issuance of shares of Common Stock are set forth in Amendment No. 2 to Mr. Ross’s Executive Employment Agreement, dated as of June 1, 2026 (“Amendment No. 2”), which Executive Employment Agreement was effective as of July 11, 2024, and previously amended by Amendment No. 1 to Employment Agreement, dated as of August 1, 2025 (collectively, the “Ross Employment Agreement”). A copy of Amendment No. 2 is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to enter into an Award Agreement with Mr. Ross, promptly after the filing of this Current Report on Form 8-K, with respect to the award of 1,500,000 shares of Common Stock to Mr. Ross, pursuant to the 2022 Plan.

Additionally, the Compensation Committee, pursuant to the provisions of Section 4 of the Ross Employment Agreement, also authorized and approved a cash bonus payable to Mr. Ross, in the amount of $300,000, to be paid to Mr. Ross on August 1, 2026, or at such other time as directed by Mr. Ross.

Compensation Payable to Gregory Overholtzer, the Company’s Chief Financial Officer

On June 2, 2026, the Compensation Committee authorized and approved a one-time award of 200,000 shares of Common Stock to Gregory Overholtzer, the Company’s Chief Financial Officer, pursuant to the 2022 Plan. The terms of the one-time issuance of the 200,000 shares of Common Stock to Mr. Overholtzer, pursuant to the 2022 Plan, will be set forth in an Award Agreement which the Company intends to enter into with Mr. Overholtzer, promptly after the filing of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Amendment No. 2 to Employment Agreement, dated as of June 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: June 5, 2026	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer

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